Exhibit 99.1

FOR DISTRIBUTION AT 8:00 AM ET	For more information, contact:
DECEMBER 14, 2016	Wendy Crites Wacker, APR
Vice President, Global Communications
wwacker@rtix.com
Phone (386) 418-8888

RTI SURGICAL® NAMES ROBERT P. JORDHEIM INTERIM CEO

ALACHUA, Fla. (December 14, 2016) – RTI Surgical (RTI) (Nasdaq: RTIX), a global surgical implant company, today announced that Robert P. Jordheim, executive vice president and chief financial officer of RTI, has been named interim CEO. He succeeds Brian K. Hutchison, who informed the RTI board of directors last August of his decision to retire from his position as president and chief executive officer and step down from the company’s board of directors. The transition will be completed December 17, 2016.

Jordheim’s CFO responsibilities will be assumed on an interim basis by Wy Louw, vice president and controller of RTI. The RTI board of directors continues to actively review candidates for the permanent chief executive officer position.

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as

“anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

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